STATE OF NORTH CAROLINA      )
                             )                 POWER OF ATTORNEY
COUNTY OF MECKLENBURG        )

        KNOW ALL MEN BY THESE PRESENTS: that the undersigned hereby constitutes and appoints each of R. Douglas Harmon, John C. Jaye, Alba-Justina Secrist, Cary
Tharrington, William R. Brooks and Carla Weston, signing singly, as the undersigned's true and lawful attorney-in-fact to:

        (1)     execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director of Speedway Motorsports,
Inc., a Delaware corporation (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the United States Securities and Exchange Commission
("SEC") thereunder;

        (2)     do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such
Form 3, 4, or 5, including filing and applying for any accession, CCC, and CIK filing codes (including filing SEC Form ID (or any similar form)), completing and executing any amendment or amendments thereto, and timely filing any such form with the SEC and any stock exchange or similar regulatory authority; and

        (3)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934, as amended.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        This Power of Attorney shall not be affected by the incapacity of the undersigned.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22nd day of April, 2008.

        /s/ James P. Holden
        --------------------
        Name (Print): James P. Holden
        Title (Print): Director, Speedway Motorsports, Inc.

STATE OF NORTH CAROLINA      )
                             )                 ACKNOWLEDGMENT
COUNTY OF UNION              )

        On this 22nd day of April 2008, before me, the undersigned Notary Public in and for the State of North Carolina, personally appeared James P. Holden, the forenamed principal, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing Power of Attorney and acknowledged that he executed the same for the purposes therein contained.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Donna B. Lawing
----------------------------
Name: (Print) Donna B. Lawing
Notary Public for the State of North Carolina

My Commission Expires:8-12-2008
                      ---------

[NOTARIAL SEAL]